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                                                                    EXHIBIT 4.24

                          RESTATED CERTIFICATE OF TRUST
                                       OF
                             DETROIT EDISON TRUST II

            THIS Restated Certificate of Trust of Detroit Edison Trust II (the "Trust"), dated as of April 18, 2005, has been duly executed and is being filed by the undersigned, as trustees, to amend and restate the original Certificate of Trust of the Trust (the "Certificate of Trust"), which was filed with the Secretary of State of the State of Delaware on July 25, 2002, under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Act").

            The Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

            4. Name. The name of the statutory trust formed and continued hereby is Detroit Edison Trust II.

            5. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Bank USA, National Association, c/o JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, OPS4 / 3rd Floor, Newark, DE 19713.

            6. Effective Date. This Restated Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Restated Certificate of Trust as of the date first-above written.

                                           Chase Bank USA, National Association,
                                           as Delaware Trustee

                                           By: _______________________________
                                               Name:
                                               Title:

                                           J.P. Morgan Trust Company, National
                                           Association, as Property Trustee

                                           By: _______________________________
                                               Name:
                                               Title: